UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2013 (June 25, 2013)

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

566 Queensbury Avenue, Queensbury, New York, 12804

(Address of principal executive offices, including zip code)

(518) 743-8892

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

•

Delcath Systems, Inc. (the “Company”) announced that the Board of Directors (the “Board”) has promoted William Appling, age 50, to the newly created position of Executive Vice President, Research & Development and Global Operations. Mr. Appling will report directly to the Company’s President and Chief Executive Officer (“CEO”), Eamonn P. Hobbs. Prior to Mr. Appling’s recent appointment as Executive Vice President, Research & Development and Global Operations, he served as the Company’s Senior Vice President, Medical Device Research and Development, a position he has held since he joined the Company in October 2010. Prior to joining the Company, Mr. Appling spent 22 years at AngioDynamics, Inc., holding various senior level management positions including Senior Vice President, Research and Development. Mr. Appling’s current annual base salary is $256,500. Mr. Appling is also eligible to participate in the Company’s Annual Incentive Plan with a target cash bonus equal to 40% of his annual base salary.

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Concurrently with the promotion of Mr. Appling, the Board modified Dr. Krishna Kandarpa’s title to Executive Vice President, Chief Scientific Officer. Dr. Kandarpa will continue to report directly to the Company’s President and CEO, Eamonn P. Hobbs.

•

The Company also announced that Harold Mapes, Executive Vice President, Global Operations, will be leaving the employment of the Company, effective July 5, 2013. It is anticipated that Mr. Mapes will receive certain severance payments, and will continue to serve as a consultant to the Company.

On June 26, 2013, the Company issued a press release announcing the above matters, a copy of which release is filed as Exhibit 99.1 to this Form 8-K and which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is filed herewith:

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Delcath Systems, Inc., dated June 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: June 28, 2013	By:	/s/ Peter J. Graham
	Name:	Peter J. Graham
	Title:	Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Delcath Systems, Inc., dated June 26, 2013